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                                                                      Exhibit 23

                          [Grant Thornton Letterhead]


                              September 23, 1999


                             ACCOUNTANT'S CONSENT

      We have issued our report dated July 30, 1999, accompanying the consolidated financial statements of Frankfort First Bancorp, Inc. which are incorporated within the Annual Report on Form 10-K for the year ended June 30, 1999. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8.



/s/ Grant Thornton LLP

Cincinnati, Ohio
September 22, 1999